Exhibit 10.2

SECURITIES SUBSCRIPTION AGREEMENT

THIS SECURITIES SUBSCRIPTION AGREEMENT, dated as of December 21, 2007 (AAgreement@), is executed in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and, if applicable,  the rules promulgated under Regulation D by the Securities and Exchange Commission (ASEC@), under the Securities Act of 1933, as amended.

This Agreement has been executed by the undersigned buyer (ABuyer@) in connection with the private placement of 20,000,000 shares of the common stock of Reddi Brake Supply Company, a corporation organized under the laws of Nevada, with its principal executive offices located at 57 West 200 South, Suite 400, Salt Lake City, Utah  84101 (ASeller@).  Buyer hereby represents and warrants to, and agrees with Seller:

THE SECURITIES OFFERED HEREBY HAVE NOT AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND THAT THE PARTIES ARE RELYING UPON AN EXEMPTION FROM SUCH REGISTRATION PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE A1933 ACT@), AND, IF APPLICABLE,  RULE 504 OF REGULATION D PROMULGATED THEREUNDER.

1.

Agreement to Subscribe; Purchase Price.

a.

Subscription.

The undersigned Buyer hereby subscribes for and agrees to purchase 16,000,000 shares of the Seller=s common stock for a total purchase price of $500,000.

b.

Payment

The Purchase Price for the Debenture shall be five hundred thousand United States Dollars (U.S. $400,000) (APurchase Price@), which shall be payable at closing, pursuant to paragraph c herein.

c.

Closing

Upon Buyer’s delivery of the purchase price described above along with Buyer’s signed Securities Subscription Agreement, Seller shall cause a stock certificate representing the shares purchased to be issued in Buyer’s name, with an appropriate restrictive legend place on that certificate, and shall have the certificate delivered to Buyer.  Buyer shall deliver the signed agreement and its payment to the Seller’s transfer agent, Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada, 89501. Wire transfer instructions for payment of such amount are:

Account number:	501002008813
Routing number:	026009593
Account Name:	Nevada Agency and Trust Company
Bank Name:	Bank of America
401 South Virginia Street
Reno, NV 89501

2.

Buyer Representations and Covenants;

The parties agree and understand that all shares of stock to be issued under the terms of this agreement, and any security created by the terms of this agreement (collectively the “Securities”), are not being registered with, or reviewed by, the Securities and Exchange Commission or any state securities regulatory agency.  This offering has not been filed with or reviewed by the Securities and Exchange Commission because it is intended to be a private offering pursuant to the Securities Act and Regulation D promulgated thereunder, and various state exemptions from registration.   Accordingly, any such Securities shall be subject to certain restrictions on the sale, transfer, pledge, hypothecation, assignment or disposition of the Securities, Buyer must be prepared to bear the complete economic risk of Buyer’s investment in the Securities for an indefinite period of time.  Buyer understands that it will not be permitted to transfer or dispose of the Securities except as provided in applicable securities laws and regulations.

By executing this agreement, Buyer represents among other things, that:  (i) the Buyer is acquiring the Securities for the Buyer’s own account, for investment purposes only, and not with a view towards the resale or distribution thereof; and (ii) immediately prior to the Buyer’s purchase, Buyer satisfied the suitability requirements set forth below.

Buyer represents that: (a) in connection with evaluating the merits and risks of an investment in the Securities, Buyer has such knowledge and experience in financial and business matters that make the Buyer capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision; and (b) Buyer is purchasing the Securities for investment purposes and without a view towards distribution of the Securities.

Buyer has had an opportunity to receive and review all material information and financial data and to discuss with the officers of Seller, all matters relating to the securities, financial condition, and operations  of the Seller and any questions raised by Buyer have been answered to Buyer=s satisfaction.  Buyer acknowledges that the purchase of the securities of the Seller involves a high degree of risk.  Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing such securities.  Buyer understands that the shares purchased herein are not being registered under the 1933 Act, or under any state securities laws, and therefore, Buyer must bear the economic risk of this investment for an indefinite period of time.

Buyer represent that it is an “accredited investor” as that term is commonly known in the securities industry.  Buyer represents that it is:

(a)

A natural person having an individual net worth or a joint net worth with spouse in excess of one million ($1,000,000) dollars at the time of purchase;

(b)

A natural person whose income was in excess of two hundred thousand ($200,000) dollars in each of the two (2) most recent years, or whose joint income with spouse was in excess of three hundred thousand ($300,000) dollars in each of those years, and who reasonably expects his income to reach such level in the current year;

(c)

A corporation, partnership, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (tax exempt organizations), not formed for the specific purpose of acquiring the Securities, having total assets in excess of five million ($5,000,000) dollars;

(d)

A bank, savings and loan association or other similar institution (as defined in Section 3(a)(2) and 3(a)(5)(A) of the Act);

(e)

An insurance company (as defined in Section 2 (13) of the Act);

(f)

An investment company registered under the Investment Company Act of 1940 (the “ ‘40 Act”);

(g)

A business development company (as defined in Section 2(a)(48) of the ‘40 Act) or a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940);

(h)

A Small Business Investment Company licensed by the U.S. Small Business Administration under Sections 301(c) or (d) of the Small Business Investment Act of 1958;

(i)

A broker or dealer registered pursuant to Section 15 of the Exchange Act;

(j)

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, which plan has total assets in excess of five million ($5,000,000) dollars;

(k)

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a “Plan Fiduciary,” as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment adviser;

(l)

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, having total assets of five million ($5,000,000) dollars;

(m)

A self-directed employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, with investment decisions made solely by persons who are accredited investors as defined in Rule 501(a) of Regulation D;

(n)

A trust with total assets in excess of five million ($5,000,000) dollars not formed for the specific purpose of acquiring Shares, whose purchase is directed by a sophisticated person (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares); or

(o)

An entity in which all of the equity owners are Accredited Investors as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission.

Buyer represents that Buyer is acquiring the Securities for investment purposes only, with no intention of reselling or further distributing such securities and that the Securities will not be transferred or otherwise resold by it except in compliance with the Act, and any applicable state acts. Buyer also represents that it has had a full opportunity to make factual inquiry into the business operations of the Seller and Seller’s plan for future operations and is satisfied with its inquiry and the information regarding Seller it has obtained prior to entering into this agreement.

3.

Seller’s Representations and Covenants;

As part of this transaction, Reddi Brake represents to Buyer that Reddi Brake understands that Buyer is entering into this agreement in part because Reddi Brake has a commitment from Alexander H. Walker, Jr., Cecil Ann Walker, Alexander H. Walker III, Amanda Cardinalli and Timotha Kent (the “Walker Family”) regarding the conversion of debt the Walker Family is owed from Hidden Splendor Resources, Inc. into a class of preferred shares of Reddi Brake.  The parties understand that conversion of debt likely will require approval of the bankruptcy court in which Hidden Splendor has filed a Chapter 11 petition.  Also, Buyers participation is based in part upon the Walker Family willingness to accept shares with an approximate value of $2,000,000 of a preferred class of stock of Reddi Brake in exchange for the transfer of their interest in certain gold property, known as the Como Property, to Hidden Splendor prior to the date of this agreement.

4.

Miscellaneous

(a)

All representations and warranties contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

(b)

This Agreement shall be construed in accordance with the laws of Nevada as applicable to contracts made and wholly to be performed within the State of Nevada and shall be binding upon the successors and assigns of each party hereto.  Buyer and Seller hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Nevada.  At Buyer=s election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the arbitration board of the American Arbitration Association in Dallas and pursuant to its rules.  Upon demand made by the Buyer to the Seller, Seller agrees to submit to and participate in such arbitration.  This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

(c)

Buyer agrees to indemnify and hold Seller harmless from any and all claims, damages and liabilities arising from Buyer=s breach of its representations and warranties set forth in this Agreement.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

REDDI BRAKE SUPPLY COMPANY

By:  /s/ Alexander H. Walker III

Alexander H. Walker III

Title: President

Official Signatory of Buyer:

/s/ George R. Jarkesy, Jr.

George R. Jarkesy, Jr., General Partner

The John Thomas Bridge and Opportunity

Fund, L.P.

3 Riverside, Suite 1800

Houston, Texas  77056

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